EXHIBIT 99.1
ENTERPRISE FINANCIAL REPORTS SECOND QUARTER 2022 RESULTS

Second Quarter Results
•Net income of $45.1 million, $1.19 per diluted common share
•Net interest margin (tax equivalent) of 3.55%
•Pre-provision return on average assets1 of 1.73%
•Total loans2 of $9.2 billion, a quarterly increase of $298.0 million, or 13% annualized
•Increased quarterly dividend 5% to $0.23 per common share for the third quarter
•Repurchased 349,383 shares at an average price of $45.65 per share

St. Louis, Mo. July 25, 2022 – Jim Lally, President and Chief Executive Officer of Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”), said today upon the release of EFSC’s second quarter earnings, “Our execution propelled double-digit loan growth on an annualized basis, building on the strong foundation that was established in the first quarter. Loan growth was diversified across our business lines and reflects the strength of the targeted investments we have made. Our organic growth, coupled with our well-positioned balance sheet, accelerated operating revenue which resulted in a nearly 18% return on average tangible common equity3 for the quarter. I am proud of what we have accomplished so far this year, as it demonstrates the power of the franchise we have built and expanded upon in recent years.”

Highlights
Comparisons to the prior year are impacted by the acquisition of First Choice Bancorp (“First Choice” or “FCBP”) in the third quarter of 2021.

•Earnings - Net income in the second quarter 2022 was $45.1 million, a decrease of $2.5 million, compared to the linked quarter and an increase of $6.7 million from the prior year quarter. Earnings per share (“EPS”) was $1.19 per diluted common share for the second quarter 2022, compared to $1.23 per diluted common share for both the linked and prior year quarters, respectively.

•Pre-provision net revenue1 (“PPNR”) - PPNR of $58.4 million in the second quarter 2022 increased $1.4 million and $10.9 million from the linked and prior year quarters, respectively. The increase from the linked quarter was primarily due to an increase in net interest income, partially offset by a decline in noninterest income and an increase in noninterest expense, as further discussed in the following sections. The increase from the prior year quarter was primarily due to the positive contribution from the First Choice acquisition and expansion in net interest income from organic loan and deposit growth.

•Net interest income and net interest margin (“NIM”) - Net interest income of $109.6 million for the second quarter 2022 increased $8.4 million and $27.9 million from the linked and prior year quarters, respectively. NIM was 3.55% for the second quarter 2022, compared to 3.28% and 3.46% for the linked quarter and prior year quarter, respectively. Net interest income and NIM benefited from organic loan growth, a reallocation of excess liquidity into the investment portfolio and an increase in market interest rates.
1 Pre-provision return on average assets is a non-GAAP measure. Refer to discussion and reconciliation of these measures in the accompanying financial tables.
2 Excludes PPP loans, which totaled $49.2 million at June 30, 2022.
3 Return on average tangible common equity is a non-GAAP measure. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

•Noninterest income - Noninterest income of $14.2 million for the second quarter 2022 decreased $4.4 million and $2.0 million from the linked and prior year quarters, respectively. A decline in tax credit income from a seasonally strong first quarter and a decline in other income were the primary drivers of the linked quarter decrease. The decrease from the prior year quarter was primarily due to lower transactional income from private equity investments, a decrease in mortgage banking income and a decrease in gains on the sale of other real estate owned. These decreases were partially offset by deposit service charge income from the First Choice acquisition.

•Loans - Total loans increased $213.1 million from the linked quarter to $9.3 billion as of June 30, 2022. PPP loans declined $84.9 million to $49.2 million. Excluding PPP loans, loans grew $298.0 million, or 13%, on an annualized basis from the linked quarter. Loan growth in the quarter was well distributed across geographic markets and the specialty lending niches. Average loans totaled $9.1 billion for the quarter ended June 30, 2022, compared to $9.0 billion and $7.3 billion for the linked and prior year quarters, respectively.

•Asset quality - The allowance for credit losses to total loans was 1.52% at June 30, 2022, compared to 1.54% at March 31, 2022 and 1.77% at June 30, 2021. Nonperforming assets to total assets was 0.16% at June 30, 2022, compared to 0.17% and 0.44% at March 31, 2022 and June 30, 2021, respectively. A provision for credit losses of $0.7 million was recorded in the second quarter 2022 due to loan growth and changes in the macroeconomic forecasts, partially offset by an improvement in credit quality. Provision benefits of $4.1 million and $2.7 million were recorded in the linked and prior year quarters, respectively, primarily due to improvements in the macroeconomic forecasts.

•Deposits - Total deposits decreased $611.5 million from the linked quarter to $11.1 billion as of June 30, 2022. The decline in deposits was concentrated in interest-bearing demand and money market accounts that were not relationship-based and reflects a shift in our deposit mix aligned with our disciplined focus on relationship-based, lower-cost deposits. Average deposits totaled $11.5 billion for both quarters ended June 30, 2022 and March 31, 2022, compared to $8.6 billion for the prior year quarter. Noninterest-bearing deposit accounts represented 42.8% of total deposits, and the loan to deposit ratio was 83.6% at June 30, 2022.

•Capital - Total shareholders’ equity was $1.4 billion and the tangible common equity to tangible assets ratio4 was 7.8% at June 30, 2022, compared to 7.6% at March 31, 2022. Tangible common equity declined $24.4 million in the second quarter 2022, primarily due to a $49.2 million decrease in accumulated other comprehensive income driven mainly from a decrease in the fair value of the available-for-sale investment portfolio. The decrease in accumulated other comprehensive income was partially offset by the undistributed earnings in the second quarter 2022. Enterprise Bank & Trust remains “well-capitalized,” with a common equity tier 1 ratio of 12.0% and a total risk-based capital ratio of 13.1% as of June 30, 2022. The Company’s common equity tier 1 ratio and total risk-based capital ratio was 10.9% and 14.2%, respectively, at June 30, 2022.

The Company repurchased 349,383 shares totaling $15.9 million in the second quarter 2022 for an average price of $45.65 per share. The shares acquired in the second quarter 2022 complete the share repurchase plan authorized by the Board of Directors on April 29, 2021. On May 4, 2022, the Board of Directors approved a new plan that authorized the repurchase of up to 2,000,000 shares of common stock. No shares have been repurchased under the recently-approved plan. In June 2022, the Company retired 1,980,093 shares of treasury stock and returned them to authorized and unissued shares.

4 Tangible common equity to tangible assets ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

The Company’s Board of Directors approved a quarterly dividend of $0.23 per common share, payable on September 30, 2022 to shareholders of record as of September 15, 2022, an increase of $0.01, or 5%, compared to the second quarter 2022. The Board of Directors also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) June 15, 2022 to (but excluding) September 15, 2022. The dividend will be payable on September 15, 2022 to shareholders of record on August 31, 2022.

Net Interest Income
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to our average interest-earning assets and interest-bearing liabilities, as well as, the corresponding interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	June 30, 2022			March 31, 2022			June 30, 2021
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans*	$9,109,131	$102,328	4.51%	$9,005,875	$96,301	4.34%	$7,306,471	$79,162	4.35%
Securities*	2,068,119	12,944	2.51	1,923,969	10,969	2.31	1,502,582	9,226	2.46
Interest-earning deposits	1,401,961	2,496	0.71	1,781,272	817	0.19	806,928	237	0.12
Total interest-earning assets	12,579,211	117,768	3.76	12,711,116	108,087	3.45	9,615,981	88,625	3.70

Noninterest-earning assets	949,263			902,887			665,363

Total assets	$13,528,474			$13,614,003			$10,281,344

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$2,329,431	$659	0.11%	$2,505,319	$536	0.09%	$1,985,811	$336	0.07%
Money market accounts	2,767,595	2,270	0.33	2,872,302	1,460	0.21	2,344,871	988	0.17
Savings	854,860	70	0.03	817,431	66	0.03	718,193	52	0.03
Certificates of deposit	591,091	851	0.58	607,133	797	0.53	522,633	1,091	0.84
Total interest-bearing deposits	6,542,977	3,850	0.24	6,802,185	2,859	0.17	5,571,508	2,467	0.18
Subordinated debentures	155,092	2,257	5.84	154,959	2,220	5.81	203,849	2,847	5.60
FHLB advances	50,000	197	1.58	50,000	195	1.58	50,000	197	1.58
Securities sold under agreements to repurchase	202,536	41	0.08	262,252	60	0.09	209,062	58	0.11
Other borrowings	21,414	111	2.08	22,841	82	1.46	27,147	94	1.39
Total interest-bearing liabilities	6,972,019	6,456	0.37	7,292,237	5,416	0.30	6,061,566	5,663	0.37

Noninterest-bearing liabilities:
Demand deposits	4,987,455			4,692,027			3,008,703
Other liabilities	94,733			93,518			94,106
Total liabilities	12,054,207			12,077,782			9,164,375
Shareholders' equity	1,474,267			1,536,221			1,116,969
Total liabilities and shareholders' equity	$13,528,474			$13,614,003			$10,281,344

Total net interest income		$111,312			$102,671			$82,962
Net interest margin			3.55%			3.28%			3.46%
* Non-taxable income is presented on a fully tax-equivalent basis using a 25.2% tax rate. The tax-equivalent adjustments were $1.7 million, $1.5 million, and $1.2 million for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively.

NIM, on a tax equivalent basis, was 3.55% in the second quarter 2022, an increase of 27 basis points from the linked quarter and an increase of nine basis points from the prior year quarter. The increase in NIM from the linked quarter was primarily due to higher yields on loans, investments and interest-earning deposits due to an increase in market interest rates, including a 125 basis point increase in the federal funds rate. The average loan yield was 4.51% in the second quarter 2022, an increase of 17 basis points from the linked quarter. The average loan yield increased due to the repricing of variable-rate loans and the origination of new loans at an average rate of 4.71% (as of June 30, 2022). Approximately 20% of the variable-rate loan portfolio reprices on the first day of each quarter and did not increase with the current quarter’s rate movement, but these loan rates will reset early in the third quarter. The average investment yield was 2.51%, an increase of 20 basis points from the linked quarter. The investment yield increased due to the purchase of new investments at higher yields due to the expansion of the investment portfolio and the reinvestment of cash flows. Investments purchased in the second quarter 2022 had a tax equivalent average yield of 2.99%.

The effective federal funds rate for the second quarter 2022 was 76 basis points, an increase of 64 basis points, compared to the linked quarter and a 69 basis point increase over the prior year quarter. Concurrently, the Company’s earning asset yield increased 31 basis points, while the interest-bearing liability yield increased seven basis points, compared to the linked quarter. The total cost of deposits, including noninterest-bearing demand accounts, increased three basis points during the second quarter 2022.

Net interest income for the second quarter was $109.6 million, an increase of $8.4 million from the linked quarter, and an increase of $27.9 million from the prior year period. The increase in net interest income from the linked quarter was primarily due to an increase in the earning asset yield due to an increase in interest rates that was further enhanced by a stronger earning asset mix. The Company continued to redeploy part of its excess liquidity into the investment portfolio during the second quarter, increasing investments $244.2 million, when excluding mark-to-market fluctuations. Net interest income was also impacted by a decline in PPP income, a decline in interest-earning deposit accounts and the related interest income, and an increase in interest expense.

Loans
The following table presents total loans for the most recent five quarters:

	Quarter ended
				September 30, 2021
($ in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	FCBP[a]	Legacy EFSC[a]	Consolidated	June 30, 2021
C&I	$1,702,081	$1,498,151	$1,538,155	$242,740	$1,215,338	$1,458,078	$1,116,229
CRE investor owned	1,977,806	1,982,645	1,955,087	553,490	1,381,794	1,935,284	1,467,243
CRE owner occupied	1,118,895	1,138,106	1,112,463	301,929	861,307	1,163,236	789,220
SBA loans*	1,284,279	1,249,929	1,241,449	160,833	1,038,925	1,199,758	1,010,727
Sponsor finance*	647,180	641,476	508,469	—	454,431	454,431	463,744
Life insurance premium financing*	688,035	636,096	593,562	—	572,492	572,492	564,366
Tax credits*	550,662	518,020	486,881	—	462,168	462,168	423,258
SBA PPP loans	49,175	134,084	271,958	206,284	232,675	438,959	396,660
Residential real estate	391,867	410,173	430,985	226,321	293,538	519,859	302,007
Construction and land development	626,577	610,830	625,526	219,600	432,627	652,227	467,586
Other	232,619	236,563	253,107	32,547	227,544	260,091	225,227
Total loans	$9,269,176	$9,056,073	$9,017,642	$1,943,744	$7,172,839	$9,116,583	$7,226,267

Total loan yield	4.51%	4.34%	4.32%			4.32%	4.35%
Variable interest rate loans to total loans	64%	63%	63%			63%	60%

*Specialty loan category
[a] Amounts reported are as of September 30, 2021 and are separately shown attributable to the FCBP loan portfolio acquired on July 21, 2021, and the Company’s pre-FCBP acquisition loan portfolio.

Loans totaled $9.3 billion at June 30, 2022, increasing $213.1 million, compared to the linked quarter. PPP loans declined $84.9 million in the second quarter 2022 to $49.2 million from continued loan forgiveness by the Small Business Administration (“SBA”). Excluding PPP loans, loans grew $298.0 million, or 13% on an annualized basis, from the linked quarter. The increase was driven by the specialty lending categories noted in the table above, increasing $124.6 million, as well as growth in nearly all geographic markets in the second quarter 2022. Average line utilization was approximately 44% for the quarter ended June 30, 2022, compared to 40% and 39% for the linked and prior year quarters, respectively. This trend added approximately $152 million to loans outstanding during the current quarter.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	Quarter ended
($ in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Nonperforming loans*	$19,560	$21,160	$28,024	$41,554	$42,252
Other real estate	955	1,459	3,493	3,493	3,612
Nonperforming assets*	$20,515	$22,619	$31,517	$45,047	$45,864

Nonperforming loans to total loans	0.21%	0.23%	0.31%	0.46%	0.58%
Nonperforming assets to total assets	0.16%	0.17%	0.23%	0.35%	0.44%
Allowance for credit losses to total loans	1.52%	1.54%	1.61%	1.67%	1.77%
Net charge-offs (recoveries)	$(175)	$1,521	$3,263	$1,850	$869

*Guaranteed balances excluded	$6,063	$3,954	$6,481	$5,109	$3,930

Nonperforming assets declined $2.1 million during the second quarter 2022 and $25.3 million from the prior year quarter. During the second quarter the Company experienced one basis point of net recoveries relative to average loans, compared to seven basis points of net charge-offs in the linked quarter and five basis points of net charge-offs in the prior year quarter. The Company recorded a provision for credit losses of $0.7 million for the second quarter 2022, compared to a benefit of $4.1 million for the linked quarter and a benefit of $2.7 million for the prior year quarter. Allowance for credit losses to total loans was 1.52% at June 30, 2022, a decrease of two basis points from the linked quarter. This trend was due to continued improvement in asset quality and net recovery activity, while loan growth and a decline in forecasted macroeconomic factors warranted additions to the allowance for credit losses.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	Quarter ended
				September 30, 2021
($ in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	FCBP[a]	Legacy EFSC[a]	Consolidated	June 30, 2021
Noninterest-bearing demand accounts	$4,746,478	$4,881,043	$4,578,436	$1,041,622	$3,334,091	$4,375,713	$3,111,581
Interest-bearing demand accounts	2,197,957	2,547,482	2,465,884	317,301	1,936,338	2,253,639	2,013,129
Money market and savings accounts	3,562,982	3,678,135	3,691,186	370,179	3,201,073	3,571,252	3,000,460
Brokered certificates of deposit	129,064	129,017	128,970	78,714	50,209	128,923	50,209
Other certificates of deposit	456,137	468,458	479,323	51,832	446,416	498,248	464,125
Total deposit portfolio	$11,092,618	$11,704,135	$11,343,799	$1,859,648	$8,968,127	$10,827,775	$8,639,504

Noninterest-bearing deposits to total deposits	42.8%	41.7%	40.4%	56.0%	37.2%	40.4%	36.0%
[a]Amounts reported are as of September 30, 2021 and are shown separately attributable to the FCBP deposit portfolio acquired on July 21, 2021, and the Company’s pre-FCBP acquisition deposit portfolio.

Total deposits at June 30, 2022 were $11.1 billion, a decrease of $611.5 million from March 31, 2022, and an increase of $2.5 billion from June 30, 2021. Noninterest-bearing deposits declined $134.6 million from the linked quarter due primarily to managing out one large client in the deposit specialty portfolio that was partially mitigated by growth from other client activity. The $464.7 million decrease in interest-bearing demand and money market accounts from the linked quarter was primarily due to the managed run-off of certain interest-rate sensitive, large balance accounts and reflects a shift in our deposit mix aligned with our disciplined focus on relationship-based, lower-cost deposits. These customers were single service customers and were not part of broader banking relationships. The increase compared to the prior year is due to the First Choice acquisition coupled with organic growth.

The total cost of deposits was 0.13% for the current quarter, compared to 0.10% for the linked quarter and 0.12% for the prior year quarter.

Noninterest Income and Expense
The following tables present a comparative summary of the major components of noninterest income, other income, and noninterest expense for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2022	March 31, 2022	Increase (decrease)		June 30, 2021	Increase (decrease)
Deposit service charges	$4,749	$4,163	$586	14%	$3,862	$887	23%
Wealth management revenue	2,533	2,622	(89)	(3)%	2,516	17	1%
Card services revenue	3,514	3,040	474	16%	2,975	539	18%
Tax credit income	1,186	2,608	(1,422)	(55)%	1,370	(184)	(13)%
Other income	2,212	6,208	(3,996)	(64)%	5,481	(3,269)	(60)%
Total noninterest income	$14,194	$18,641	$(4,447)	(24)%	$16,204	$(2,010)	(12)%

Total noninterest income for the second quarter 2022 was $14.2 million, a decrease of $4.4 million from the linked quarter and a decrease of $2.0 million from the prior year quarter. The decrease from the linked quarter was primarily due to decreases in tax credit and other income. Tax credit income is typically higher in the fourth and first quarter of each year and experiences a seasonal decline during the second and third quarter. Rising interest rates also reduced tax credit income due to the impact on tax credit projects carried at fair value.

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2022	March 31, 2022	Increase (decrease)		June 30, 2021	Increase (decrease)
BOLI	$748	$1,034	$(286)	(28)%	$728	$20	3%
Community development investments	193	2,166	(1,973)	(91)%	147	46	31%
Mortgage banking	43	294	(251)	(85)%	773	(730)	(94)%
Private equity fund distribution	240	188	52	28%	2,015	(1,775)	(88)%
Servicing fees	165	658	(493)	(75)%	476	(311)	(65)%
Swap fees	102	1,156	(1,054)	(91)%	21	81	386%
Miscellaneous income	721	712	9	1%	1,321	(600)	(45)%
Total other income	$2,212	$6,208	$(3,996)	(64)%	$5,481	$(3,269)	(60)%

Other income in the linked quarter included $2.2 million of fees from community development investments and $1.2 million of swap income, compared to $0.3 million in the second quarter 2022 in these categories. The decrease from the prior year quarter was primarily due to a decline in transactional private equity distributions and a decline in mortgage banking revenue. These decreases were partially offset by First Choice noninterest income that contributed to the increase in deposit service charges on a year-over-year basis.

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2022	March 31, 2022	Increase (decrease)		June 30, 2021	Increase (decrease)
Employee compensation and benefits	$36,028	$35,827	$201	1%	$28,132	$7,896	28%
Occupancy	4,309	4,586	(277)	(6)%	3,529	780	22%
Merger-related expenses	—	—	—	—%	1,949	(1,949)	(100)%
Other expense	25,087	22,387	2,700	12%	18,846	6,241	33%
Total noninterest expense	$65,424	$62,800	$2,624	4%	$52,456	$12,968	25%

Noninterest expense was $65.4 million for the second quarter 2022, compared to $62.8 million for the linked quarter, and $52.5 million for the prior year quarter. Employee compensation and benefits increased $0.2 million from the linked quarter, which included a $1.2 million increase in ongoing compensation expense that was offset by a $1.2 million decline in payroll taxes. The compensation trend in the linked quarter was primarily driven by performance-based incentive accruals. Other expense increased $2.7 million from the linked quarter primarily due to a $1.6 million increase in deposit costs and a $0.8 million increase in loan and legal expenses due to growth in the loan portfolio. The increase from the prior year quarter was primarily due to the First Choice acquisition, merit increases provided to employees throughout 2021 and 2022 and an increase in deposit costs due to higher average balances and interest-rate trends.

For the second quarter 2022, the Company’s efficiency ratio was 52.8%, compared to 52.4% and 53.6% for the linked quarter and prior year quarter, respectively. The Company’s core efficiency ratio5 was 52.8% for the quarter ended June 30, 2022, compared to 52.4% for the linked quarter and 51.9% for the prior year quarter.
5 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Income Taxes
The Company’s effective tax rate was 22% for both the quarter ended June 30 and March 31, 2022, compared to 20% for the prior year quarter. The Company’s effective tax rate has increased due to growth of pre-tax income and the further expansion and diversification of the Company’s geographic footprint which affected state tax apportionment.

Capital
The following table presents various EFSC capital ratios for the most recent five quarters:

	Quarter ended
Percent	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Total risk-based capital to risk-weighted assets	14.2%	14.4%	14.7%	14.5%	14.9%
Tier 1 capital to risk weighted assets	12.5%	12.7%	13.0%	12.2%	12.3%
Common equity tier 1 capital to risk-weighted assets	10.9%	11.0%	11.3%	11.2%	11.1%
Tangible common equity to tangible assets	7.8%	7.6%	8.1%	8.4%	8.3%
Leverage ratio	9.8%	9.6%	9.7%	9.7%	9.4%

Total equity was $1.4 billion at June 30, 2022, a decrease of $25.8 million from the linked quarter. The decrease from the linked quarter was primarily due to a $49.2 million decline in accumulated other comprehensive income, $15.9 million in share repurchases, and $9.1 million in common and preferred dividends. These decreases were partially offset by current period net income of $45.1 million. The decline in accumulated other comprehensive income was due to a net fair value decline in the Company’s fixed-rate, available-for-sale investment portfolio from an increase in interest rates during the period. The Company’s tangible common book value per share was $26.63 at June 30, 2022, compared to $27.06 and $26.85 in the linked and prior year quarters, respectively.

The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, PPNR return on average assets (“PPNR ROAA”), financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, PPNR ROAA, financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as merger-related expenses, facilities charges, and the gain or loss on sale of investment securities, the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, July 26, 2022. During the call, management will review the second quarter 2022 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-888-550-5279 (Conference ID #7004515). A recorded replay of the conference call will be available on the website approximately two hours after the call’s completion. Visit https://bit.ly/EFSC2Q2022 and register to receive a dial in number, passcode, and pin number. The replay will be available for approximately two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $13.1 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and the impact of the First Choice acquisition and other acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions, including the First Choice acquisition, into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts, U.S. fiscal debt, budget and tax matters, and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, changes in the method of determining LIBOR and the phase out of LIBOR, natural disasters, terrorist activities, war and geopolitical matters (including the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, including the COVID-19 pandemic, and their effects on economic and business environments in which we operate, including the ongoing disruption to the financial market and other economic activity caused by the continuing COVID-19 pandemic, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, Senior Vice President (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Six months ended
(in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
EARNINGS SUMMARY
Net interest income	$109,613	$101,165	$102,060	$97,273	$81,738	$210,778	$160,861
Provision (benefit) for credit losses	658	(4,068)	(3,660)	19,668	(2,669)	(3,410)	(2,623)
Noninterest income	14,194	18,641	22,630	17,619	16,204	32,835	27,494
Noninterest expense	65,424	62,800	63,694	76,885	52,456	128,224	105,340
Income before income tax expense	57,725	61,074	64,656	18,339	48,155	118,799	85,638
Income tax expense	12,576	13,381	13,845	4,426	9,750	25,957	17,307
Net income	45,149	47,693	50,811	13,913	38,405	92,842	68,331
Preferred stock dividends	938	1,229	—	—	—	2,167	—
Net income available to common shareholders	$44,211	$46,464	$50,811	$13,913	$38,405	$90,675	$68,331

Diluted earnings per common share	$1.19	$1.23	$1.33	$0.38	$1.23	$2.41	$2.18
Return on average assets	1.34%	1.42%	1.52%	0.45%	1.50%	1.38%	1.36%
Return on average common equity	12.65%	12.87%	13.81%	3.96%	13.79%	12.76%	12.45%
Return on average tangible common equity[1]	17.44%	17.49%	18.81%	5.37%	18.44%	17.46%	16.71%
Net interest margin (tax equivalent)	3.55%	3.28%	3.32%	3.40%	3.46%	3.41%	3.48%
Efficiency ratio	52.84%	52.42%	51.08%	66.92%	53.56%	52.63%	55.93%
Core efficiency ratio[1]	52.81%	52.43%	49.22%	51.30%	51.86%	52.62%	53.38%

Loans	$9,269,176	$9,056,073	$9,017,642	$9,116,583	$7,226,267
Average loans	$9,109,131	$9,005,875	$9,030,982	$8,666,353	$7,306,471	$9,057,788	$7,249,938
Assets	$13,084,506	$13,706,769	$13,537,358	$12,888,016	$10,346,993
Average assets	$13,528,474	$13,614,003	$13,267,193	$12,334,558	$10,281,344	$13,571,002	$10,111,641
Deposits	$11,092,618	$11,704,135	$11,343,799	$10,827,775	$8,639,504
Average deposits	$11,530,432	$11,494,212	$11,167,003	$10,297,153	$8,580,211	$11,512,422	$8,394,825
Period end common shares outstanding	37,206	37,516	37,820	38,372	31,185
Dividends per common share	$0.22	$0.21	$0.20	$0.19	$0.18	$0.43	$0.36
Tangible book value per common share	$26.63	$27.06	$28.28	$27.38	$26.85
Tangible common equity to tangible assets[1]	7.80%	7.62%	8.13%	8.40%	8.32%
Total risk-based capital to risk-weighted assets	14.2%	14.4%	14.7%	14.5%	14.9%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Six months ended
($ in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$116,069	$106,581	$107,641	$103,228	$87,401	$222,650	$172,361
Interest expense	6,456	5,416	5,581	5,955	5,663	11,872	11,500
Net interest income	109,613	101,165	102,060	97,273	81,738	210,778	160,861
Provision (benefit) for credit losses	658	(4,068)	(3,660)	19,668	(2,669)	(3,410)	(2,623)
Net interest income after provision for credit losses	108,955	105,233	105,720	77,605	84,407	214,188	163,484

NONINTEREST INCOME
Deposit service charges	4,749	4,163	3,962	4,520	3,862	8,912	6,946
Wealth management revenue	2,533	2,622	2,687	2,573	2,516	5,155	4,999
Card services revenue	3,514	3,040	3,223	3,186	2,975	6,554	5,471
Tax credit income	1,186	2,608	4,374	3,325	1,370	3,794	329
Other income	2,212	6,208	8,384	4,015	5,481	8,420	9,749
Total noninterest income	14,194	18,641	22,630	17,619	16,204	32,835	27,494

NONINTEREST EXPENSE
Employee compensation and benefits	36,028	35,827	33,488	33,722	28,132	71,855	57,694
Occupancy	4,309	4,586	4,510	4,496	3,529	8,895	7,280
Branch closure expenses	—	—	—	3,441	—	—	—
Merger-related expenses	—	—	2,320	14,671	1,949	—	5,091
Other expense	25,087	22,387	23,376	20,555	18,846	47,474	35,275
Total noninterest expense	65,424	62,800	63,694	76,885	52,456	128,224	105,340

Income before income tax expense	57,725	61,074	64,656	18,339	48,155	118,799	85,638
Income tax expense	12,576	13,381	13,845	4,426	9,750	25,957	17,307
Net income	$45,149	$47,693	$50,811	$13,913	$38,405	$92,842	$68,331
Preferred stock dividends	938	1,229	—	—	—	2,167	—
Net income available to common shareholders	$44,211	$46,464	$50,811	$13,913	$38,405	$90,675	$68,331

Basic earnings per common share	$1.19	$1.23	$1.33	$0.38	$1.23	$2.42	$2.19
Diluted earnings per common share	$1.19	$1.23	$1.33	$0.38	$1.23	$2.41	$2.18

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
BALANCE SHEETS

ASSETS
Cash and due from banks	$271,763	$252,706	$209,177	$179,826	$126,789
Interest-earning deposits	680,343	1,735,708	1,819,508	1,216,470	889,960
Debt and equity investments	2,172,318	1,993,927	1,855,583	1,717,442	1,585,847
Loans held for sale	4,615	4,270	6,389	5,068	5,763

Loans	9,269,176	9,056,073	9,017,642	9,116,583	7,226,267
Allowance for credit losses	(140,546)	(139,212)	(145,041)	(152,096)	(128,185)
Total loans, net	9,128,630	8,916,861	8,872,601	8,964,487	7,098,082

Fixed assets, net	46,028	46,900	47,915	48,697	50,972
Goodwill	365,164	365,164	365,164	365,415	260,567
Intangible assets, net	19,528	20,855	22,286	23,777	20,358
Other assets	396,117	370,378	338,735	366,834	308,655
Total assets	$13,084,506	$13,706,769	$13,537,358	$12,888,016	$10,346,993

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$4,746,478	$4,881,043	$4,578,436	$4,375,713	$3,111,581
Interest-bearing deposits	6,346,140	6,823,092	6,765,363	6,452,062	5,527,923
Total deposits	11,092,618	11,704,135	11,343,799	10,827,775	8,639,504
Subordinated debentures	155,164	155,031	154,899	204,103	203,940
FHLB advances	50,000	50,000	50,000	50,000	50,000
Other borrowings	226,695	228,846	353,863	243,770	234,509
Other liabilities	112,617	95,580	105,681	122,733	100,739
Total liabilities	11,637,094	12,233,592	12,008,242	11,448,381	9,228,692
Shareholders’ equity:
Preferred stock	71,988	71,988	71,988	—	—
Common stock	372	395	398	404	330
Treasury stock	—	(73,528)	(73,528)	(73,528)	(73,528)
Additional paid-in capital	976,684	1,010,446	1,018,799	1,031,146	688,945
Retained earnings	506,849	523,136	492,682	461,711	474,282
Accumulated other comprehensive income (loss)	(108,481)	(59,260)	18,777	19,902	28,272
Total shareholders’ equity	1,447,412	1,473,177	1,529,116	1,439,635	1,118,301
Total liabilities and shareholders’ equity	$13,084,506	$13,706,769	$13,537,358	$12,888,016	$10,346,993

	Six months ended
	June 30, 2022			June 30, 2021
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans*	$9,057,788	$198,629	4.42%	$7,249,938	$156,234	4.35%
Securities*	1,996,442	23,913	2.42	1,460,179	18,044	2.49
Interest-earning deposits	1,590,569	3,313	0.42	743,645	426	0.12
Total interest-earning assets	12,644,799	225,855	3.60	9,453,762	174,704	3.73

Noninterest-earning assets	926,203			657,879

Total assets	$13,571,002			$10,111,641

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$2,416,889	$1,194	0.10%	$1,936,707	$664	0.07%
Money market accounts	2,819,659	3,730	0.27	2,347,716	1,963	0.17
Savings	836,249	137	0.03	686,603	100	0.03
Certificates of deposit	599,067	1,648	0.55	529,860	2,403	0.91
Total interest-bearing deposits	6,671,864	6,709	0.20	5,500,886	5,130	0.19
Subordinated debentures	155,026	4,477	5.82	203,772	5,666	5.61
FHLB advances	50,000	392	1.58	50,000	392	1.58
Securities sold under agreements to repurchase	232,229	101	0.09	220,233	118	0.11
Other borrowings	22,123	193	1.76	27,894	194	1.40
Total interest-bearing liabilities	7,131,242	11,872	0.34	6,002,785	11,500	0.39

Noninterest-bearing liabilities:
Demand deposits	4,840,558			2,893,939
Other liabilities	94,129			108,135
Total liabilities	12,065,929			9,004,859
Shareholders' equity	1,505,073			1,106,782
Total liabilities and shareholders' equity	$13,571,002			$10,111,641

Total net interest income		$213,983			$163,204
Net interest margin			3.41%			3.48%
* Non-taxable income is presented on a fully tax-equivalent basis using a 25.2% tax rate. The tax-equivalent adjustments were $3.2 million and $2.3 million for the six months ended June 30, 2022 and 2021, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
LOAN PORTFOLIO
Commercial and industrial	$3,596,701	$3,398,723	$3,392,375	$3,379,171	$2,930,805
Commercial real estate	4,294,375	4,278,138	4,176,928	4,179,712	3,200,748
Construction real estate	724,163	702,630	734,073	747,758	556,776
Residential real estate	413,727	432,639	454,052	542,690	305,497
Other	240,210	243,943	260,214	267,252	232,441
Total loans	$9,269,176	$9,056,073	$9,017,642	$9,116,583	$7,226,267

DEPOSIT PORTFOLIO
Noninterest-bearing demand accounts	$4,746,478	$4,881,043	$4,578,436	$4,375,713	$3,111,581
Interest-bearing demand accounts	2,197,957	2,547,482	2,465,884	2,253,639	2,013,129
Money market and savings accounts	3,562,982	3,678,135	3,691,186	3,571,252	3,000,460
Brokered certificates of deposit	129,064	129,017	128,970	128,923	50,209
Other certificates of deposit	456,137	468,458	479,323	498,248	464,125
Total deposits	$11,092,618	$11,704,135	$11,343,799	$10,827,775	$8,639,504

AVERAGE BALANCES
Loans	$9,109,131	$9,005,875	$9,030,982	$8,666,353	$7,306,471
Debt and equity investments	2,068,119	1,923,969	1,753,159	1,594,938	1,502,582
Interest-earning assets	12,579,211	12,711,116	12,373,149	11,513,279	9,615,981
Assets	13,528,474	13,614,003	13,267,193	12,334,558	10,281,344
Deposits	11,530,432	11,494,212	11,167,003	10,297,153	8,580,211
Shareholders’ equity	1,474,267	1,536,221	1,495,396	1,394,096	1,116,969
Tangible common equity[1]	1,016,940	1,077,529	1,071,902	1,028,001	835,405

YIELDS (tax equivalent)
Loans	4.51%	4.34%	4.32%	4.32%	4.35%
Debt and equity investments	2.51	2.31	2.30	2.38	2.46
Interest-earning assets	3.76	3.45	3.50	3.60	3.70
Interest-bearing deposits	0.24	0.17	0.17	0.17	0.18
Deposits	0.13	0.10	0.10	0.11	0.12
Subordinated debentures	5.84	5.81	5.64	5.55	5.60
FHLB advances and other borrowed funds	0.51	0.41	0.43	0.43	0.49
Interest-bearing liabilities	0.37	0.30	0.31	0.35	0.37
Net interest margin	3.55	3.28	3.32	3.40	3.46
1Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

PPP details:

	Quarter ended
($ in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
PPP loans outstanding, net of deferred fees	$49,175	$134,084	$271,958	$438,959	$396,660
Average PPP loans outstanding, net	89,152	194,382	365,295	489,104	664,375
PPP interest and fee income recognized	1,557	2,858	4,864	6,048	7,940
PPP deferred fees remaining	524	1,851	4,215	7,428	12,243
PPP average yield	7.01%	5.96%	5.28%	4.91%	4.79%

	Quarter ended
	Jun 30, 2022		Mar 31, 2022		Dec 31, 2021		Sep 30, 2021		Jun 30, 2021
Financial Metrics:	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*
EPS	$1.19	$1.15	$1.23	$1.17	$1.33	$1.23	$0.38	$0.25	$1.23	$1.04
ROAA	1.34%	1.31%	1.42%	1.38%	1.52%	1.45%	0.45%	0.31%	1.50%	1.35%
PPNR ROAA*	1.73%	1.70%	1.70%	1.64%	1.89%	1.80%	1.81%	1.68%	1.85%	1.65%
Tangible common equity/tangible assets*	7.80%	7.83%	7.62%	7.70%	8.13%	8.31%	8.40%	8.71%	8.32%	8.66%
Leverage ratio	9.8%	9.8%	9.6%	9.7%	9.7%	10.0%	9.7%	10.2%	9.4%	10.0%
NIM	3.55%	3.52%	3.28%	3.23%	3.32%	3.26%	3.40%	3.33%	3.46%	3.36%
Allowance for credit losses/loans	1.52%	1.69%	1.54%	1.73%	1.61%	1.84%	1.67%	1.94%	1.77%	2.09%

* Non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables. Calculations not adjusted for increase in average deposits or increase in deposit expense, as applicable. The ratio of allowance for credit losses to loans excludes all guaranteed loans, including PPP loans.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
ASSET QUALITY
Net charge-offs (recoveries)	$(175)	$1,521	$3,263	$1,850	$869
Nonperforming loans	19,560	21,160	28,024	41,554	42,252
Classified assets	96,801	93,199	100,797	104,220	100,063
Nonperforming loans to total loans	0.21%	0.23%	0.31%	0.46%	0.58%
Nonperforming assets to total assets	0.16%	0.17%	0.23%	0.35%	0.44%
Allowance for credit losses to total loans	1.52%	1.54%	1.61%	1.67%	1.77%
Allowance for credit losses to nonperforming loans	718.5%	657.9%	517.6%	366.0%	303.4%
Net charge-offs (recoveries) to average loans -annualized	(0.01)%	0.07%	0.14%	0.08%	0.05%

WEALTH MANAGEMENT
Trust assets under management	$1,757,228	$1,943,428	$2,083,543	$2,017,178	$1,945,293
Trust assets under administration	2,184,019	2,400,679	2,556,266	2,486,152	2,487,545

MARKET DATA
Book value per common share	$36.97	$37.35	$38.53	$37.52	$35.86
Tangible book value per common share[1]	$26.63	$27.06	$28.28	$27.38	$26.85
Market value per share	$41.50	$47.31	$47.09	$45.28	$46.39
Period end common shares outstanding	37,206	37,516	37,820	38,372	31,185
Average basic common shares	37,243	37,788	38,228	36,878	31,265
Average diluted common shares	37,282	37,858	38,311	36,946	31,312

CAPITAL
Total risk-based capital to risk-weighted assets	14.2%	14.4%	14.7%	14.5%	14.9%
Tier 1 capital to risk-weighted assets	12.5%	12.7%	13.0%	12.2%	12.3%
Common equity tier 1 capital to risk-weighted assets	10.9%	11.0%	11.3%	11.2%	11.1%
Tangible common equity to tangible assets[1]	7.8%	7.6%	8.1%	8.4%	8.3%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Six months ended
($ in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
CORE PERFORMANCE MEASURES
Net interest income	$109,613	$101,165	$102,060	$97,273	$81,738	$210,778	$160,861

Noninterest income	14,194	18,641	22,630	17,619	16,204	32,835	27,494
Less gain (loss) on sale of other real estate owned	(90)	19	—	335	549	(71)	549
Core noninterest income	14,284	18,622	22,630	17,284	15,655	32,906	26,945

Total core revenue	123,897	119,787	124,690	114,557	97,393	243,684	187,806

Noninterest expense	65,424	62,800	63,694	76,885	52,456	128,224	105,340
Less branch closure expenses	—	—	—	3,441	—	—	—
Less merger-related expenses	—	—	2,320	14,671	1,949	—	5,091
Core noninterest expense	65,424	62,800	61,374	58,773	50,507	128,224	100,249

Core efficiency ratio	52.81%	52.43%	49.22%	51.30%	51.86%	52.62%	53.38%

	Quarter ended
($ in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
SHAREHOLDERS’ EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS
Shareholders’ equity	$1,447,412	$1,473,177	$1,529,116	$1,439,635	$1,118,301
Less preferred stock	71,988	71,988	71,988	—	—
Less goodwill	365,164	365,164	365,164	365,415	260,567
Less intangible assets	19,528	20,855	22,286	23,777	20,358
Tangible common equity	$990,732	$1,015,170	$1,069,678	$1,050,443	$837,376

Total assets	$13,084,506	$13,706,769	$13,537,358	$12,888,016	$10,346,993
Less goodwill	365,164	365,164	365,164	365,415	260,567
Less intangible assets	19,528	20,855	22,286	23,777	20,358
Tangible assets	$12,699,814	$13,320,750	$13,149,908	$12,498,824	$10,066,068

Tangible common equity to tangible assets	7.80%	7.62%	8.13%	8.40%	8.32%

	Quarter Ended
($ in thousands)	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021
AVERAGE SHAREHOLDERS’ EQUITY AND AVERAGE TANGIBLE COMMON EQUITY
Average shareholder’s equity	$1,474,267	$1,536,221	$1,116,969
Less average preferred stock	71,988	71,988	—
Less average goodwill	365,164	365,164	260,567
Less average intangible assets	20,175	21,540	20,997
Average tangible common equity	$1,016,940	$1,077,529	$835,405

Net income available to common shareholders	$44,211	$46,464	$38,405
Return on average tangible common equity	17.44%	17.49%	18.44%

	Quarter ended					Six months ended
($ in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
CALCULATION OF PRE-PROVISION NET REVENUE
Net interest income	$109,613	$101,165	$102,060	$97,273	$81,738	$210,778	$160,861
Noninterest income	14,194	18,641	22,630	17,619	16,204	32,835	27,494
Less noninterest expense	65,424	62,800	63,694	76,885	52,456	128,224	105,340
Branch closure expenses	—	—	—	3,441	—	—	—
Merger-related expenses	—	—	2,320	14,671	1,949	—	5,091
PPNR	$58,383	$57,006	$63,316	$56,119	$47,435	$115,389	$88,106

Average assets	$13,528,474	$13,614,003	$13,267,193	$12,334,558	$10,281,344	$13,571,002	$10,111,641
ROAA - GAAP net income	1.34%	1.42%	1.52%	0.45%	1.50%	1.38%	1.36%
PPNR ROAA - PPNR	1.73%	1.70%	1.89%	1.81%	1.85%	1.71%	1.76%

	Quarter Ended
($ in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
IMPACT OF PAYCHECK PROTECTION PROGRAM
Net income - GAAP	$45,149	$47,693	$50,811	$13,913	$38,405
PPP interest and fee income	(1,557)	(2,858)	(4,864)	(6,048)	(7,940)
Related tax effect	392	720	1,226	1,506	1,977
Adjusted net income - Non-GAAP	$43,984	$45,555	$47,173	$9,371	$32,442
Preferred stock dividends	938	1,229	—	—	—
Adjusted net income available to common shareholders- Non-GAAP	$43,046	$44,326	$47,173	$9,371	$32,442

Average diluted common shares	37,282	37,858	38,311	36,946	31,312
EPS - GAAP net income available to common shareholders	$1.19	$1.23	$1.33	$0.38	$1.23
EPS - Adjusted net income available to common shareholders	$1.15	$1.17	$1.23	$0.25	$1.04

Average Assets - GAAP	$13,528,474	$13,614,003	$13,267,193	$12,334,558	$10,281,344
Average PPP loans, net	(89,152)	(194,382)	(365,295)	(489,104)	(664,375)
Adjusted average assets - Non-GAAP	$13,439,322	$13,419,621	$12,901,898	$11,845,454	$9,616,969

ROAA - GAAP net income	1.34%	1.42%	1.52%	0.45%	1.50%
ROAA - Adjusted net income, adjusted average assets	1.31%	1.38%	1.45%	0.31%	1.35%

PPNR - Non-GAAP (see reconciliation above)	$58,383	$57,006	$63,316	$56,119	$47,435
PPP interest and fee income	(1,557)	(2,858)	(4,864)	(6,048)	(7,940)
Adjusted PPNR - Non-GAAP	$56,826	$54,148	$58,452	$50,071	$39,495

PPNR ROAA - PPNR	1.73%	1.70%	1.89%	1.81%	1.85%
PPNR ROAA - adjusted PPNR, adjusted average assets	1.70%	1.64%	1.80%	1.68%	1.65%

Tangible assets - Non-GAAP (see reconciliation above)	$12,699,814	$13,320,750	$13,149,908	$12,498,824	$10,066,068
PPP loans outstanding, net	(49,175)	(134,084)	(271,958)	(438,959)	(396,660)
Adjusted tangible assets - Non-GAAP	$12,650,639	$13,186,666	$12,877,950	$12,059,865	$9,669,408

Tangible common equity Non-GAAP (see reconciliation above)	$990,732	$1,015,170	$1,069,678	$1,050,443	$837,376
Tangible common equity to tangible assets	7.80%	7.62%	8.13%	8.40%	8.32%
Tangible common equity to tangible assets - adjusted tangible assets	7.83%	7.70%	8.31%	8.71%	8.66%

Average assets for leverage ratio	$13,265,790	$13,273,520	$12,915,944	$11,972,171	$10,021,240
Average PPP loans, net	(89,152)	(194,382)	(365,295)	(489,104)	(664,375)
Adjusted average assets for leverage ratio - Non-GAAP	$13,176,638	$13,079,138	$12,550,649	$11,483,067	$9,356,865

Tier 1 capital	$1,295,791	$1,271,342	$1,257,462	$1,166,529	$937,840
Leverage ratio	9.8%	9.6%	9.7%	9.7%	9.4%
Leverage ratio - adjusted average assets for leverage ratio	9.8%	9.7%	10.0%	10.2%	10.0%

Net interest income - tax equivalent	$111,312	$102,671	$103,567	$98,573	$82,962
PPP interest and fee income	(1,557)	(2,858)	(4,864)	(6,048)	(7,940)
Adjusted net interest income - tax equivalent	$109,755	$99,813	$98,703	$92,525	$75,022

Average earning assets - GAAP	$12,579,211	$12,711,116	$12,373,149	$11,513,279	$9,615,981
Average PPP loans, net	(89,152)	(194,382)	(365,295)	(489,104)	(664,375)
Adjusted average earning assets - Non-GAAP	$12,490,059	$12,516,734	$12,007,854	$11,024,175	$8,951,606

Net interest margin - tax equivalent	3.55%	3.28%	3.32%	3.40%	3.46%
Net interest margin - tax equivalent - adjusted net interest income, adjusted average earning assets	3.52%	3.23%	3.26%	3.33%	3.36%

Loans - GAAP	$9,269,176	$9,056,073	$9,017,642	$9,116,583	$7,226,267
PPP and other guaranteed loans, net	(967,396)	(1,023,509)	(1,151,895)	(1,277,452)	(1,106,414)
Adjusted loans - Non-GAAP	$8,301,780	$8,032,564	$7,865,747	$7,839,131	$6,119,853

Allowance for credit losses	$140,546	$139,212	$145,041	$152,096	$128,185
Allowance for credit losses/loans - GAAP	1.52%	1.54%	1.61%	1.67%	1.77%
Allowance for credit losses/loans - adjusted loans	1.69%	1.73%	1.84%	1.94%	2.09%